Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275477 and 333-275478 on Form F-3 and Registration Statement No. 333-274652 on Form S-8 of our report dated March 12, 2024, relating to the consolidated financial statements of Toro Corp. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece
March 12, 2024